UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41886	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard
Savannah, Georgia 31408

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (912) 236-1561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	CTRN	Nasdaq Stock Market
Preferred Stock Purchase Rights		Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2024, Citi Trends, Inc. (the “Company”) announced that Jason Moschner, the Company’s Vice President of Finance and principal accounting officer, is leaving the Company, effective March 7, 2024.  Mr. Moschner's departure was not the result of any disagreement with the Company. Heather Plutino, the Company’s Chief Financial Officer, has replaced Mr. Moschner as the Company’s principal accounting officer, effective March 7, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITI TRENDS, INC.

Date:March 12, 2024	By:	/s/ Heather Plutino
	Name:	Heather Plutino
	Title:	Chief Financial Officer

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